MEMORANDUM OF UNDERSTANDING

between

Student Resource USA

and

AmericaTowne, Inc.

PREAMBLE

This Memorandum of Understanding (MOU) is entered into by and between Student Resource USA, with a registered address of 10008 South 5151 Street, Phoenix, AZ. 85044, and AmericaTowne , Inc., hereafter "AmericaTowne", a Delaware corporation and reporting company under the rules promulgated by the United States Securities and Exchange Commission, with a mailing address for notice purposes of 353 East Six Forks Road, Suite 270 in Raleigh, North Carolina 27609 USA. Student Resource USA and AmericaTowne are referred to collectively , as "Parties" or individually as "Party."

1.     Purpose

The Parties recognize the benefits to be derived from increased collaboration, cooperation and interaction for the further promotion and understanding of bringing US-based educational systems to China. The institutions are: Capella University, Walden University, Western Governors University, North Central University, Belhaven University, and National University.

The purpose of this MOU is to define the areas for fundamental, educational and business areas in which the Parties desire to work together in the future for their mutual benefit to foster a collaborative framework between Student Resource USA and AmericaTowne in exporting US-based Educational systems with a view to benefiti ng from each other's initiatives and working procedures and to support collaboration between both Parties.

This MOU should not be interpreted as or considered a solicitation for the sale of securities of AmericaTowne .

2.     Scope

This MOU sets forth the intentions of the Parties for increased collaboration, cooperation and interaction and does not create any legally binding commitments. Ifthe Parties later agree to undertake specific joint projects with legally binding obligations, they will develop separate written agreements for such projects, setting out each Party's contributions, deliverables, and budgets.

The Parties Recognizes:

2.1    A growing and unmet demand for education across the spectrum exist in China.

2.2    Last year in the US, 1.8 million students took the SAT; 9.8 million took the "gaokao" - China's National College Entrance Exam.

2.3    Each year, over 2 million students in China that want to attend college - will not be able to.

2.4    With the emergence of its market economy, education has become a priority in China impacting students, businesses and government officials.

2.5    Education costs represent up to 10 percent of a typical family in China's annual household income, second only to their food budget.

2.6    The Chinese Government has implemented reform in educational policy to change the orientation of the education system from one based on memory learning to a more individualized creative approach, found in Western culture.

The Parties intend to:

2.7    Pursue collaboration on fundamental, academic and business related activities to export US-based educational systems to China by, for example:

2.7.1    1 Developing boots on the ground-marketing network in China to identify qualified Chinese students that will attend the above listed online or in residence programs.

2.7.2    Developing a viable marketing network in China to identify experienced and professional businesspersons and government officials that would benefit from receiving certification in advanced management processes and procedures.

2.7.3    Providing select Universities (as listed in the Purpose Section 1 of the Memorandum) business students with practical experience in International Trade.

2.7.4    Providing select students, in various disciplines, with hands-on experience in International business operations.

2.7.5    Providing educational institutions' (as listed in the Purpose Section 1 of the Memorandum) faculty and staff with opportunities to interact with like-minded professionals, business, government, and educational professionals in China.

2.8    AmericaTowne intends to:

2.8.1    Develop an International Trade Center in Meishan Island Ningbo China.

2.8.2    Develop AmericaTowne Communities in China.

2.8.3    Develop relationships and marketing opportunities with various Provinces across China that are supportive of this initiative.

2.8.4    Market educational institutions (as listed in the Purpose Section 1 of the Memorandum) within the AmericaTowne network including its US Trade Center at Meishan Ningbo China and planned AmericaTowne communities, and elsewhere in China.

1. Reuters/China Daily http ://www .businessinsider.com/24-stunning-photos-of-chinas-college-entrance-exams-2015-6 2.  Sec.gov Annual report http://www.sec.gov/ Archives/edgar/data/1203900/0001 14420415020305/v404969 I Ok .him

2.8.5    Ensure compliance with China's educational laws and national initiatives.

2.8.6    Provide qualified students from China to attend Universities (as listed in the Purpose Section 1 of the Memorandum) offerings online.

2.8.7    Provide qualified students from China to attend Universities (as listed in the Purpose Section I of the Memorandum) offerings in residence.

2.8.8    Provide select University students (as listed in the Purpose Section 1 of the Memorandum) with internships and opportunity to gain hands-on experience working in China.

2.9    Student Resource USA and Universities (as listed in the Purpose Section 1 of the Memorandum) intends to:

2.9.1    Identify programs and educational offerings that would be conducive to online learning.

2.9.2    Identify programs and educational offerings that would be attractive to students in residence.

2.9.3    Where warranted develop internal initiatives, for example hiring staff member that is fluent in Chinese that will help implement the program.

2.9.4    Provide attractive marketing materials that focus on some typical Chinese family core values.

2.10    Each Party will be responsible for its own costs in connection with all matters relating to collaborations under this MOU.

3. General Provisions

3.1    As stated above, any specific joint projects with legally binding obligations will be set forth in separate written agreements.

3.2    Treatment of intellectual property rights developed through collaborations under this MOU will be determined between the Parties through mutual consultation and separate written agreements on a case-by-case basis.

4. Confidentiality

4.1 Unless otherwise required in order for AmericaTowne to meet its reporting obligations as a publicly reporting company, the parties agree that there is no intention to share any confidential or proprietary information in any collaboration under this MOU. If either Party wishes to disclose information it considers to be confidential or proprietary to the other Party, the Parties will enter into a written non-disclosure agreement. It is also understood and agreed that no information will be exchanged or disseminated under any collaborations pursuant to this MOU which is export controlled pursuant to the export control laws of the USA, including The Export Administration Regulations and the International Traffic in Arms Regulations for USA or the Foreign Exchange and Foreign Trade Act.

5. Duration

5.1    This MOU shall be effective for a period of four (4) years from the date of final signature . It may be modified or extended by mutual written agreement by the Parties . This MOU may be terminated by either party upon six (6) months advance written notice.

The Parties to this Memorandum of Understanding hereby confirm their agreement to its terms by the following signatures:

By :

/s/Jeremy Flores	/s/Alton Perkins
Jeremy Flores, President	Chairman of the Board
Student Resource USA	AmerciaTowne, Inc.

MEMORANDUM OF UNDERSTANDING
Addendum

between

Student Resource USA

and

AmericaTowne, Inc.

PREAMBLE

This Memorandum of Understanding (MOU) is entered into by and between Student Resource USA, with a registered address of 10008 South 51 st Street, Phoenix, AZ. 85044, and AmericaTowne, Inc., hereafter "AmericaTowne", a Delaware corporation and reporting company under the rules promulgated by the United States Securities and Exchange Commission, with a mailing address for notice purposes of353 East Six Forks Road, Suite 270 in Raleigh, North Carolina 27609 USA. Student Resource USA and AmericaTowne, Inc. are referred to collectively, as "Parties" or individually as "Party."

Student Resource USA agrees to pay AmericaTowne, Inc. a fee of $60.00 per student who enrolls in one of the seven universities listed below. AmericaTowne, Inc. will provide

Student Resource USA with lead information for Chinese students interested enrolling in American schools. Student Resource USA will recruit students to attend the following schools:

Capella University

Walden University

Western Governors University

Northcentral University

Belhaven University

National University

The Parties to this Memorandum of Understanding hereby confirm their agreement to its terms by th following signatures:

Alton Perkins, Chairman of the Board AmericaTowne, Inc.

Date: August 12, 2015